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                                                                   Exhibit 10.21


    LENDER AGREEMENT FOR GUARANTEE OF STUDENT LOANS WITH FEDERAL REINSURANCE
                              (Originating Lender)

          For loans eligible for guarantee under the Higher Education Act of 1965, as amended (the "Act").

          WHEREAS, Student Loan Finance Corporation and Subsidaries, US Bank as Trustee located at, 141 N. Main Avenue, Sioux Falls, South Dakota, 57117 using U.S. Department of Education ("ED") Lender ID number 833405 (the "Lender") wishes to secure loan guarantees with the Nebraska Student Loan Program, Inc. ("NSLP") on federal student loans made to "Eligible Borrowers" (as hereinafter defined) at eligible institutions pursuant to the Act; and

          WHEREAS, Lender represents that it is an eligible lender under the provisions of the Act and the "Program Rules" (as hereinafter defined).

          NOW, THEREFORE, it is mutually agreed that:

          1. The following words and terms shall have the following meanings unless otherwise herein provided or unless the context or use clearly indicates another or differing meaning or intent:

               (a) "Act" shall mean Title IV, Part B, of the Higher Education Act of 1965, as amended, the regulations promulgated thereunder, and all official interpretations of federal requirements as issued by ED;

               (b)  "Agreement" shall mean this Agreement;

               (c) "Eligible Borrower" shall mean a borrower as defined by the Act;

               (d)  "Eligible Loan" shall mean a loan as defined by the Act; and

               (e) "Program Rules" shall include, but are not limited to, the Act, the Common Manual - Unified Student Loan Policy, NSLP Operations Alerts and NSLP correspondent materials. All such Program Rules, as amended from time to time, are specifically incorporated into and made a part of this Agreement.

          2. NSLP shall guarantee Eligible Loans made by the Lender, which have been made in conformance with the Program Rules. For each twelve month term commencing with the date of this Agreement and continuing with the anniversary date thereof for all years thereafter, NSLP shall provide guarantee and related services to Lender for not more than $50,000,000 principal amount of Eligible Loans made to students attending institutions of higher learning with an expected attendance/graduation duration of at least four
               (4) years, and not more than $5,000,000 principal amount of Eligible Loans made to students attending institutions with an expected attendance/graduation duration of less than four (4)

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               years. NSLP shall review the principal amount of Eligible Loans on a quarterly basis to determine compliance with respect to this provision.

          3. NSLP and the Lender agree that upon the default of a promissory note and the filing of a claim on such promissory note by the Lender, such claim shall be processed as provided for in the Program Rules.

          4. NSLP agrees to maintain reserves as defined by the Act for the payment of claims/purchase of loans pursuant to the reinsurance contracts with the Secretary of Education.

          5. Lender shall make an Eligible Loan only to those eligible Borrowers permitted by the Program Rules.

          6. The Lender shall determine that each Eligible Loan obligation is a legal, valid and binding obligation of the Eligible Borrower, and shall engage in the requisite due diligence relative to the granting, servicing, and collection of Eligible Loans as required by the Program Rules. Lender shall document in the loan file the basis on which it made its determination and due diligence and retain the same for the term required by the Program Rules. Lender acknowledges that NSLP has no responsibility to review determinations or due diligence activity of Lender.

          7. Lender shall notify NSLP in writing if any servicing or management of the Lender's Eligible Loans guaranteed by NSLP is done by an entity other than the lender of record.

          8. Each Eligible Loan originated by Lender has been made at an interest rate not otherwise prohibited by the Act.

          9. Each Eligible Loan shall be subject to repayment on the terms stated in the Act.

          10. The Lender agrees to remit to NSLP any fees permitted by the Act and the Program Rules or as otherwise required by NSLP.

          11. NSLP and the Lender agree that the guarantee on any particular Eligible Loan shall be effective for the term of that Eligible Loan on the effective date determined in accordance with the Program Rules.

          12. In making Eligible Loans to Eligible Borrowers, the Lender agrees to comply with all applicable federal and state laws in addition to (and not in conflict with) the Program Rules.

          13. In the event the Lender, its servicing agent, any transferee or subsequent servicing agent shall violate or fail to comply with the Program Rules with respect to any Eligible Loan, Lender shall assume liability for and agrees to indemnify and keep harmless NSLP, its successors, assigns, directors, officers and agents from and against any and all liabilities, losses, damages, penalties, claims, actions, expenses and disbursements, including legal fees and expenses, imposed on, incurred by or

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               asserted against them or any of them, in any way relating to or arising out of such violation or failure to comply with the Program Rules, irrespective of whether NSLP shall have purchased such Eligible Loans from the Lender.

          14. The Lender shall maintain for all Eligible Loans guaranteed a system of records and accounts, shall afford access thereto, and shall furnish such periodic and separate reports as may reasonably be required by ED and NSLP under the Program Rules. For Eligible Loans paid in full or otherwise discharged, the records shall be retained by the Lender as required by the Program Rules.

          15. NSLP shall guarantee Eligible Loans without regard to sex, age, race, color, religion, handicapped status, income, national origin, or any other basis prohibited by applicable law. The Lender will not discriminate in the making of loans to Eligible Borrowers or in the treatment of such Eligible Borrowers on any prohibited basis.

          16. This Agreement shall inure to the benefit of and be binding upon NSLP, the Lender and their respective successors; provided, however, this Agreement may not be assigned by either party hereto, either in whole or in part, without the prior written consent of the other party, which consent may not be unreasonably withheld.

          17. Subject to the prior written approval of the Lender, which approval shall not be unreasonably withheld, NSLP may transfer Eligible Loans which are guaranteed to any other guarantor which has given NSLP its prior written approval of such transfer. Lender may likewise transfer Eligible Loans to another NSLP-approved lender or eligible holder, and shall notify NSLP of any proposed transfer of NSLP guaranteed loans by sale, payoff or pledge to such approved lender or eligible holder.

          18. This Agreement may be terminated by the Lender upon ninety (90) days advance written notice to NSLP. The Lender is required to give NSLP ninety (90) days advance written notice of termination if the Lender intends to cease making Eligible Loans under this Agreement. This Agreement may be terminated, suspended or limited by NSLP in any manner provided for in the Program Rules. Such termination, suspension or limitation shall not affect the coverage of Eligible Loans previously guaranteed.

               In addition, this Agreement may be terminated by NSLP upon ninety
               (90) days written notice to the Lender in the event NSLP intends to cease guaranteeing Eligible Loans of Lender. Upon receipt of the termination notice, Lender shall immediately cease origination and disbursement of all loans contemplated under this Agreement Lender will have ninety (90) days from receipt of the termination notice to obtain a guarantee from NSLP on all Eligible Loans originated and disbursed prior to receipt of the termination notice.

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          19.  Lender agrees to indemnify and hold harmless NSLP from any obligations arising out of or related to Eligible Loans not originated and serviced in the manner required by the Act and the Program Rules.

          20. This Agreement shall be governed by the laws of the State of Nebraska, except to the extent federal law and/or regulations apply to the subject matter hereof. This Agreement shall not be varied by oral agreement but only by an instrument in writing duly executed by both parties. Any legal or equitable judicial proceeding arising out of or related to this Agreement shall be heard solely in the courts located in the City of Lincoln, Lancaster County, Nebraska, as the forum of choice of the parties to this Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter and supersedes all other communications between the parties.

               This Agreement is made this 30/th/ day of January, 2002.

                                                          Student Loan Finance
                                                          Corporation
                                                          and Subsidaries, US
                                            Lender:       Bank as Trustee

                                            Lender ID #:  833405
ATTEST:
By:     /s/ Steve Kohles                    By:    /s/ Tom Steele

Title:  Executive Vice President            Title: Tom Steele, Corporate Trust
                                                   Officer

                                            Signature Date:   1-30-02

ATTEST:                                     NEBRASKA STUDENT LOAN PROGRAM, INC.

By:     /s/ Shauda l. Poppe                 By:    /s/ Randy Heesacker

Title:  Supervisor, Admin. Services         Title: Executive Vice President

                                            Signature Date: 2-15-02


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                            NSLP PROCESSING AGREEMENT

     Student Loan Finance Corporation and Subsidaries, US Bank as Trustee hereinafter referred to as "Lender"), hereby provides the following authorization to the Nebraska Student Loan Program, Inc. (hereinafter referred to as "NSLP"). The Lender has executed the "Nebraska Student Loan Program, Inc. Lender Agreement for Guarantee of Educational Loans with Federal Reinsurance" and is an approved lender with the Department of Education ("ED").

     The Lender agrees to expedite loan guarantee processing by allowing schools or borrowers to submit applications directly to NSLP for guarantee processing without first being submitted to the Lender. The procedure facilitates the NSLP processing format including submission of paper applications from the school to NSLP or the electronic transmission of applications from the school to NSLP and subsequent issuance of the Note of guarantee to the lender, either manually or electronically.

     The Lender has and retains the authority to approve or disapprove each application processed by NSLP under the terms of this Agreement. Lender approval is signified by the disbursement of funds or an Electronic Funds Transfer of borrower educational loan proceeds. This Agreement does not make NSLP an originator of any loan by processing an application in accordance with this Agreement.

     This Agreement is not assignable or transferable by either party without prior written approval from the other. This Agreement can only be amended in writing by both parties. This Agreement may be terminated or further limited by NSLP in any manner provided for by the Act, the regulations of NSLP, or the regulations of ED upon 60 days written notice from NSLP to the Lender.

Lender Code: 833405

Student Loan Finance Corporation and        NEBRASKA STUDENT LOAN PROGRAM, INC.
Subsidaries, US Bank as Trustee

                                            Rodney A. Langel
Tom Steele, Corporate Trust Officer         Vice President, Business Development

/s/ Tom Steele                              /s/ Rodney A. Langel

Address:                                    Address:
141 North Main Ave. P.O. Box 5308           1300 O Street
Sioux Falls, SD 57117-5308                  Lincoln, NE 68508

Date:  1-30-2002                            Date: 2-14-02

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                                      NSLP

   Lincoln, Nebraska Blanket Certificate of Guarantee with Respect to Student
                         Loans With Federal Reinsurance

WHEREAS, Nebraska Student Loan Program, Inc. dba National Student Loan Program ("NSLP") located in Lincoln, Nebraska and Student Loan Finance Corporation and Subsidaries, US Bank as Trustee located in 141 N. Main Avenue, Sioux Falls, South Dakota 57117 (the "Lender"), making loans in the Federal Family Education Loan Program ("FFELP") under U.S. Department of Education Lender ID 833405, have entered into a Lender Agreement for Guarantee of Student Loans with Federal Reinsurance dated 1-30-2002 (the `Agreement"); and

WHEREAS, under the Agreement, the Lender is authorized to make Eligible Loans;
and

WHEREAS, under the Agreement, NSLP has agreed that Eligible Loans, if made by Lender in accordance with the terms of the Agreement, will be guaranteed by NSLP.

NOW, THEREFORE, NSLP issues this Blanket Certificate of Guarantee with Respect to Student Loans with Federal Reinsurance ("Certificate") upon the following terms and conditions:

     1. Certificate as Addendum. This Certificate is an addendum to the Agreement. All terms and conditions of the Agreement remain in effect unless otherwise specified in this Certificate. All capitalized terms in this Certificate not otherwise defined herein have the same meaning as those capitalized terms defined in the Agreement. Such capitalized terms and definitions are specifically incorporated by reference in this Certificate.

     2. Effective Date of Certificate. This Certificate is issued for the blanket guarantee of Eligible Loans by NSLP in accordance with the Act and Program Rules. This Certificate is effective from the date of execution of this Certificate. Except as described in Paragraph 7 of this Certificate, either party may terminate this Certificate ninety
          (90) days after providing written notice to the other party.

     3. Terms and Conditions of Loans Guaranteed Under Certificate. Eligible Loans made by the Lender and guaranteed under the Agreement and this Certificate carry terms and conditions as required by the Act and Program Rules except that:

          (a) The Lender may disburse Eligible Loan proceeds prior to submitting Eligible Loan data to NSLP, and

          (b) NSLP's guarantee on any Eligible Loan made by the Lender under this Certificate will take effect on the date the Lender makes the first disbursement of the Eligible Loan, and

          (c) Loans made by the Lender that are not Eligible Loans will be guaranteed by NSLP provided the Lender did not know or have reason to know of

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(18)

               information indicating that such loans are not Eligible Loans prior to partially or fully disbursing them and provided that the Lender, upon learning that such loans are not Eligible Loans, adheres to the ineligible borrower provisions of the Common Manual and other Program Rules.

          (d) The Lender will transmit to NSLP data concerning each Eligible Loan guaranteed under this Certificate via a mutually agreed-upon standard reporting format. Such data will be transmitted according to a mutually agreed-upon schedule, but within ten (10) business days of the first disbursement date for all Eligible Loans made under this Certificate. Within five (5) business days of receiving an Eligible Loan's data from Lender, NSLP will transmit to the Lender an acknowledgment of receipt of the Eligible Loan's data. In the event a transmission is not readable by the other party, both parties will undertake all reasonable efforts to ensure delivery of such transmissions within sixty
               (60) calendar days of the first disbursement date.

     4. Institutional Participation Under Certificate. The Lender may make Eligible Loans guaranteed under this Certificate to students attending any eligible institution of higher education, as defined under the Act and Program Rules. However, if NSLP provides the Lender with written notice that NSLP has determined that an institution is no longer eligible to participate in the Certificate program, the Lender will immediately stop making Eligible Loans under this Certificate to students attending the institution. Such notice will not affect NSLP's guarantee on Eligible Loans first disbursed prior to the Lender's receipt of the notice.

     5. Termination of Guarantee Under Certificate. NSLP reserves the right to terminate its obligation to honor the Lender's claim on any Eligible Loan made during the Certificate Period upon the date the Lender fails in a material respect to adhere to the terms and conditions of this Certificate.

     6. Effect of Cancellation of Agreement. This Certificate is immediately cancelled and is of no further effect in the event that the Agreement is terminated by either party in accordance with the terms of the Agreement. This Certificate's cancellation will not affect the Lender's responsibilities, as defined by the Agreement, nor NSLP's guarantee on Eligible Loans made prior to the effective date of the cancellation.

     7. Limitation, Suspension, or Termination of Certificate. This Certificate may be limited, suspended, or terminated by NSLP in accordance with the Act and Program Rules. This Certificate's limitation, suspension, or termination will not take effect until thirty (30) days after NSLP provides such notice and it will not affect NSLP's guarantee on Loans made prior to the effective date of the limitation, suspension, or termination.

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(18)

     8. Successor Corporations. The Lender may assign this Certificate, and its rights and responsibilities under this Certificate, to any successor corporation formed by purchase, merger, or acquisition of the Lender provided the successor corporation is:

          (a) An Eligible Lender, has signed an NSLP Lender Agreement for Guarantee of Student Loans with Federal Reinsurance, and

          (b) Bound by the terms of that Agreement and this Certificate on the date of transfer of ownership.

     9. Sale, Assignment, or Transfer of Certificate. The Lender may not sell, assign, or otherwise transfer this Certificate to any other party except as described in Paragraph B of this Certificate without prior written approval of NSLP.

Consented as to Content and Form by:   Approved by:

STUDENT LOAN FINANCE
CORPORATION & SUBSIDIARIES
(Lender) US BANK AS TRUSTEE
(833405)                               NSLP

/s/ Tom Steele                         /s/ Randy Heesacker

Tom Steele                             Randy Heesacker, Executive Vice President

Corporate Trust Officer                Date:  2-15-02